Exhibit 10.3

GUARANTEE AND PLEDGE AGREEMENT

This Guarantee and Pledge Agreement (this “Agreement”) is made and entered into as of May 6, 2026, by and between William E. Kerby, an individual residing in the State of [*] (the “Guarantor” or “Pledgor”), and [*] (the “Pledgee” or “Beneficiary”).

RECITALS

A. NextTrip, Inc., a Nevada corporation listed on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “NTRP” (the “Company”), and the Beneficiary have entered into that certain Securities Purchase Agreement dated as of May 6, 2026 (the “Purchase Agreement”), pursuant to which the Company has agreed to issue and sell to the Beneficiary shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”) in accordance with the terms of the Certificate of Designation for the Preferred Shares (the “Certificate of Designation”).

B. Pursuant to the Certificate of Designation, the Company is required to redeem the Preferred Shares in full on August 30, 2026 (subject to the Beneficiary’s sole option to extend such redemption date to December 31, 2026) and at any earlier date upon the occurrence of an Event of Default (as defined in the Certificate of Designation), in each case at a redemption price equal to the aggregate purchase price of the Preferred Shares plus all accrued and unpaid dividends and any other amounts owed under the Certificate of Designation (including any Mandatory Default Amount, late fees, default interest, and liquidated damages) (collectively, the “Redemption Amount”).

C. The Guarantor is the Chief Executive Officer and a significant stockholder of the Company.

D. As a condition to the Beneficiary’s purchase of the Preferred Shares under the Purchase Agreement, the Guarantor has agreed (a) to personally guarantee the Company’s obligation to pay the Redemption Amount on the terms and conditions set forth herein, which guarantee shall have recourse solely to the Pledged Shares (as defined below) and not to any other assets of the Guarantor, and (b) to pledge all shares of common stock of the Company owned by the Guarantor to secure such guarantee, all on the terms and conditions set forth herein (collectively, the “Pledged Shares”).

NOW, THEREFORE, in consideration of the Beneficiary’s agreement to purchase the Preferred Shares and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

DEFINITIONS

Section 1.02 Definitions. All initially capitalized terms used herein and not otherwise defined herein shall have the definition set forth for such capitalized term in the Purchase Agreement. As used in this Agreement:

“Agreement” means this Guarantee and Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Change of Control” means (a) the acquisition by any person or group of more than fifty percent (50%) of the outstanding voting securities of the Company; (b) a merger, consolidation or similar transaction in which the stockholders of the Company immediately prior thereto do not own more than fifty percent (50%) of the voting power of the surviving entity; or (c) the sale or disposition of all or substantially all of the assets of the Company.

“Collateral” means the Pledged Shares, together with all dividends, distributions, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

“Event of Default” shall have the meaning set forth in the Certificate of Designation.

“Guaranteed Obligations” means, collectively, all obligations of the Company to the Beneficiary, whether now existing or hereafter arising, under the Purchase Agreement, the Certificate of Designation, and any other Transaction Document, including without limitation: (i) the obligation to pay the Redemption Amount in full when due; (ii) all accrued and unpaid dividends on the Preferred Shares (including any default-rate dividends); (iii) any Mandatory Default Amount; (iv) all liquidated damages, late charges, default interest, and indemnification obligations; (v) all reasonable costs of collection, enforcement and preservation of the Collateral (including reasonable attorneys’ fees and expenses); and (vi) any obligation of the Company to deliver freely tradable shares of common stock pursuant to the Certificate of Designation, valued for purposes of this Agreement at the conversion-share value calculated in accordance with the Certificate of Designation.

“Obligations” means the Guaranteed Obligations and all other obligations and liabilities of the Guarantor to the Beneficiary, now existing or hereafter incurred, under, arising out of or in connection with this Agreement, the Purchase Agreement or the Certificate of Designation.

“Pledged Shares” means all 1,365,3141 shares of common stock, par value $0.001 per share, of the Company (“common stock”) currently owned by the Guarantor, together with any additional shares of common stock of the Company hereafter acquired by the Guarantor during the term of this Agreement.

“Trading Day” means any day on which the common stock is traded on Nasdaq; provided that it shall not include any day on which the common stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Redemption Amount” has the meaning set forth in the recitals to this Agreement.

Section 1.03 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The word “including” means “including without limitation” and “or” means “and/or”, unless (in either case) the context clearly requires otherwise. All references herein to share amounts, per share amounts, share prices, and any other share-related figures shall be appropriately adjusted to reflect any stock split, stock combination, stock dividend, recapitalization, or other similar event.

1 Per the latest 10-Q, the number of Pledged Shares equals 9.99% of the outstanding common stock of the Company.

ARTICLE II

GUARANTEE

Section 2.01 Guarantee of Obligations. Subject to Section 2.02, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Beneficiary the full and punctual payment and performance of the Guaranteed Obligations when due, whether at stated maturity, by required redemption, by acceleration, by demand or otherwise. Subject to Section 2.02, this guarantee is a guarantee of payment and not of collection and is a continuing guarantee that shall remain in full force and effect until the Guaranteed Obligations are indefeasibly paid in full.

Section 2.02 Limited Recourse. Notwithstanding anything to the contrary in this Agreement, the Beneficiary’s recourse under this guarantee shall be limited solely to the Collateral (i.e., the Pledged Shares and the proceeds thereof). The Beneficiary shall have no recourse to any other assets, properties or income of the Guarantor, and the Beneficiary hereby waives any right to seek a deficiency judgment or other personal monetary recovery against the Guarantor beyond the Collateral. Upon foreclosure, liquidation or other realization upon the Collateral, the Guaranteed Obligations shall be deemed satisfied to the extent of the net proceeds realized therefrom, and any remaining deficiency shall not be the personal obligation of the Guarantor.

Section 2.03 Unconditional Nature; Waivers. The obligations of the Guarantor hereunder are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the Purchase Agreement, the Certificate of Designation, the Preferred Shares or any other agreement or instrument relating thereto, or any substitution, release or exchange of any other guarantee of or security for the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor hereby waives, to the fullest extent permitted by law:

(a)	diligence, presentment, demand of performance, filing of any claim, protest, notice of dishonor, notice of default and any requirement that the Beneficiary protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Company, any other person or any collateral;

(b)	any right to require the Beneficiary to proceed against the Company, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Beneficiary’s power before proceeding against the Guarantor hereunder;

(c)	any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

(d)	any defense based upon the Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations;

(e)	any right of subrogation, reimbursement, exoneration, contribution, indemnification or any other claim which the Guarantor may now or hereafter have against the Company or any other person arising from the existence, payment, performance or enforcement of the Guaranteed Obligations.

Section 2.04 Independent Obligation. The obligations of the Guarantor hereunder are independent of the obligations of the Company under the Purchase Agreement and the Certificate of Designation, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against the Company and whether or not the Company is joined in any such action or actions. The Guarantor’s liability hereunder shall not be contingent upon the exercise or enforcement by the Beneficiary of whatever remedies it may have against the Company or the enforcement of any lien or realization upon any security the Beneficiary may at any time possess.

Section 2.05 Reinstatement. The obligations of the Guarantor under this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payment had not been made.

ARTICLE III

PLEDGE; GRANT OF SECURITY INTEREST

Section 3.01 Grant of Security Interest.

(a)	The Guarantor hereby pledges, assigns and grants to the Beneficiary a first-priority security interest in all of the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations. The Pledged Shares are granted as security only and shall not subject the Beneficiary to, or in any way alter or modify, any obligation or liability of the Guarantor with respect to or arising out of the Collateral. The Guarantor agrees to (i) execute and deliver such UCC-1 financing statements as may be necessary or advisable to perfect the Beneficiary’s security interest in the Collateral, and (ii) within 2 business days of the Closing Date, deliver to the Beneficiary all certificates representing the Pledged Shares, accompanied by stock powers or letter of instruction duly endorsed in blank with medallion signature guarantee, in order that the Beneficiary shall have possession of and control over the Pledged Shares for purposes of Article 8 and Section 9-313 of the Code. The Beneficiary shall maintain possession of such certificates until this Agreement terminates in accordance with its terms.

(b)	Upon the full and indefeasible payment of the Redemption Amount and all other Guaranteed Obligations, the security interest and pledge granted hereunder shall automatically terminate. The Beneficiary shall, at the Guarantor’s request and expense, promptly (i) return to the Guarantor all certificates representing the Pledged Shares and any stock powers in its possession, and (ii) execute and deliver such documents and instruments as are reasonably necessary to evidence such termination and release, including UCC-3 termination statements.

(c)	The Beneficiary shall be authorized, and the Guarantor hereby authorizes the Beneficiary, to file one or more UCC-1 financing statements (and any amendments, continuations, or termination statements with respect thereto) covering the Collateral in any filing office the Beneficiary deems necessary or appropriate to perfect its security interest in the Pledged Shares. The Guarantor shall cooperate with the Beneficiary in connection with any such filing and shall promptly provide any information reasonably requested by the Beneficiary in connection therewith. The Guarantor agrees to pay all reasonable costs and expenses associated with such filings.

ARTICLE IV

COORDINATION WITH TRANSFER AGENT

Section 4.01 Transfer Agent Coordination. The Guarantor shall cause the Company and its transfer agent to (a) register the Beneficiary’s security interest on the books and records of the Company and the transfer agent, and (b) cooperate with the Beneficiary to ensure that all documentation required by the transfer agent is in place to facilitate the transfer of the Pledged Shares to the Beneficiary or its designee upon the occurrence of an Event of Default without further action by the Guarantor. The Guarantor shall deliver to the Beneficiary written confirmation from the transfer agent evidencing such registration within ten (10) Business Days following the execution of this Agreement.

Section 4.02 Registration of Pledge. The Guarantor shall cause the security interest granted hereunder to be registered on the books and records of the Company and its transfer agent, and shall cause the transfer agent to note the Beneficiary’s security interest and possessory pledge on any statement of holdings, account statement or similar record maintained by the transfer agent with respect to the Pledged Shares.

Section 4.03 Maintenance of Perfection. The Guarantor shall at all times take all actions reasonably necessary to maintain the perfection and priority of the Beneficiary’s security interest in the Pledged Shares. The Guarantor shall not, without the prior written consent of the Beneficiary, (a) change the transfer agent for the Pledged Shares, or (b) take any action that would impair or adversely affect the Beneficiary’s security interest in or possession of the Pledged Shares. If the Company changes its transfer agent, the Guarantor shall, within ten (10) Business Days following such change, cause the new transfer agent to register the Beneficiary’s security interest and provide such acknowledgments and documentation as the Beneficiary may reasonably request.

Section 4.04 Further Assurances Regarding Perfection. The Guarantor shall, at its own expense, promptly execute and deliver, or cause to be executed and delivered, all further instruments and documents, and take all further action, that may be necessary or that the Beneficiary may reasonably request, in order to perfect, protect and maintain the Beneficiary’s security interest in and possession of the Pledged Shares, including any additional stock powers, acknowledgments, or documentation required by the transfer agent.

ARTICLE V

FORECLOSURE COOPERATION; REGISTRATION COOPERATION AND NEGATIVE COVENANTS

Section 5.01 Cooperation. Upon the occurrence and during the continuance of an Event of Default, the Guarantor shall cooperate fully with the Beneficiary in connection with any foreclosure on, or other realization of, the Pledged Shares, including without limitation:

(a)	if the Beneficiary does not already have possession of the same, promptly delivering to the Beneficiary all share certificates, stock powers (duly endorsed in blank with medallion guarantee), and any other instruments or documents reasonably requested by the Beneficiary to effect a transfer or disposition of the Pledged Shares;

(b)	executing and delivering all transfer documents, broker instructions, letters of direction to the Company’s transfer agent, and any consents or authorizations required to effect a transfer, sale or other disposition of the Pledged Shares, including any instructions necessary to facilitate the deposit of the Pledged Shares into a brokerage account designated by the Beneficiary;

(c)	taking all actions reasonably necessary to remove any restrictive legends, stop-transfer orders or other transfer restrictions on the Pledged Shares, to the extent permissible under applicable securities laws, including delivering any legal opinions, certifications or other documents required by the Company’s transfer agent or counsel in connection therewith;

(d)	cooperating with any regulatory filings, Nasdaq notifications or exchange-related requirements arising from or in connection with the foreclosure, transfer or disposition of shares of a Nasdaq-listed company, including any required filings under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, or Nasdaq Listing Rules;

(e)	not taking any action, directly or indirectly, that would impair, delay, frustrate or otherwise adversely affect the Beneficiary’s ability to foreclose on, sell, transfer, liquidate or otherwise realize upon the Pledged Shares, including any action to encumber, transfer or dispose of the Pledged Shares or to cause the Company to refuse to register any transfer thereof; and

(f)	using reasonable best efforts to cause the Company to cooperate with the Beneficiary in connection with any transfer or disposition of the Pledged Shares, including by providing customary legal opinions, officers’ certificates, and other documentation required by the Company’s transfer agent.

Section 5.02 Registration Cooperation Covenant. The Guarantor, in his capacity as Chief Executive Officer of the Company, hereby covenants and agrees that:

(a)	He shall cause the Company to comply with its obligations under Section 4.10(h) of the Purchase Agreement (Registration of Pledged Shares) promptly and in good faith, and shall not take or cause the Company to take any action that would impair, delay, or frustrate the registration of the Pledged Shares for resale by the Beneficiary.

(b)	Upon the Beneficiary’s written request (which may be made at any time on or after the Closing Date), the Guarantor shall use his reasonable best efforts to cause the Company to (i) include the Pledged Shares in any registration statement filed by the Company covering the resale of the Registrable Securities (as defined in the Purchase Agreement), and (ii) maintain the effectiveness of such registration statement until the earlier of (A) the date on which all Pledged Shares have been sold or (B) the date on which the Pledged Shares are eligible for resale under Rule 144 without volume or manner-of-sale limitations and without the requirement for the Company to be in compliance with the current public information requirement of Rule 144.

(c)	Upon the occurrence of an Event of Default, the Guarantor shall (i) promptly execute and deliver, or cause to be executed and delivered, any certifications, questionnaires, officers’ certificates, or other documents required to facilitate the registration or legend removal of the Pledged Shares, (ii) direct the Company’s transfer agent to cooperate with the Beneficiary in connection with any deposit, transfer, or sale of the Pledged Shares, and (iii) cause the Company’s legal counsel to deliver any legal opinions required to remove restrictive legends from the Pledged Shares, in each case within three (3) Business Days following the Beneficiary’s request.

The Guarantor’s obligations under this Section 5.02 are personal to the Guarantor and shall survive any termination of the Guarantor’s employment with the Company, to the extent that the Guarantor retains the ability to cause the Company to take the specified actions.

Section 5.03 Negative Covenants. Until all Obligations have been indefeasibly paid in full, the Guarantor shall not, without the prior written consent of the Beneficiary: (a) sell, assign, transfer, pledge, hypothecate, or otherwise encumber any Pledged Shares or any other equity securities of the Company beneficially owned by the Guarantor (including, without limitation, any shares of Series B Convertible Preferred Stock or any options, warrants, or other rights to acquire common stock); (b) resign, retire, or otherwise voluntarily cease to serve as Chief Executive Officer of the Company, other than as a result of death or permanent disability; (c) take any action, or fail to take any reasonable action, that would (i) cause the Pledged Shares to become subject to any additional transfer restriction, lock-up agreement or similar arrangement, (ii) cause the Company to lose its listing on Nasdaq or any successor national securities exchange, or (iii) impair the Beneficiary’s ability to foreclose upon, sell, transfer, or otherwise realize upon the Pledged Shares; (d) enter into any voting agreement, voting trust, proxy, or similar arrangement with respect to any Pledged Shares; or (e) make any election under Rule 144 or take any other action that would cause the Beneficiary to be deemed an “affiliate” of the Company solely by reason of holding the Pledged Shares.

ARTICLE VI

REMEDIES UPON DEFAULT

Section 6.01 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Beneficiary shall have, in addition to all other rights and remedies available at law or in equity, all rights and remedies of a secured party under the Code, and may, in its sole and absolute discretion: (a) sell, assign, transfer and deliver all or any part of the Collateral at one or more public or private sales, in one or more parcels, at such price or prices and upon such terms as the Beneficiary may determine, with or without advertisement, and free from any equity of redemption (which equity of redemption the Guarantor hereby expressly waives to the fullest extent permitted by law); (b) bid for and purchase, free from any right of redemption, all or any portion of the Collateral at any public sale, and apply any portion of the Guaranteed Obligations as a credit against the purchase price; (c) exercise all voting, consent, corporate and other rights pertaining to the Collateral as if the Beneficiary were the absolute owner thereof; (d) collect, receive, appropriate and realize upon any Collateral and all dividends, distributions, interest, principal and other proceeds in respect thereof, and apply the same against the Guaranteed Obligations; (e) require the Guarantor to assemble the Collateral and make it available to the Beneficiary; and (f) exercise any and all other rights and remedies provided in this Agreement, the Purchase Agreement, the Certificate of Designation, and any other Transaction Document. The Guarantor acknowledges that the Pledged Shares may be subject to restrictions under federal and state securities laws (including Rule 144 under the Securities Act), and that the Beneficiary may, in its discretion, sell the Pledged Shares in one or more private transactions to a restricted group of purchasers, who may be required to agree, among other things, to acquire the Pledged Shares for their own account for investment and not with a view to resale. The Guarantor acknowledges that any such private sale may result in prices and terms less favorable than if the Pledged Shares were sold in a public sale, and agrees that no such private sale shall be deemed not to have been made in a commercially reasonable manner solely by reason of having been made in such manner. The Guarantor hereby waives, to the fullest extent permitted by applicable law, any right of redemption, stay, valuation, marshaling, or appraisement now or hereafter in force.

Section 6.02 Notice. To the extent notice of any sale or other disposition of the Collateral is required by law and cannot be waived, ten (10) Business Days’ written notice to the Guarantor shall constitute reasonable notification.

Section 6.03 Power of Attorney. The Guarantor hereby irrevocably appoints the Beneficiary (and any officer or agent of the Beneficiary) as the Guarantor’s true and lawful attorney-in-fact, with full power and authority, in the name of the Guarantor or otherwise, from and after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Beneficiary may deem necessary or advisable to accomplish the purposes of this Agreement, including endorsing certificates, executing stock powers, completing legend-removal opinion certifications, and giving instructions to the transfer agent. This power is coupled with an interest and is irrevocable.

Section 6.04 Voting and Distributions Pre-Default. So long as no Event of Default has occurred and is continuing, the Guarantor shall be entitled to exercise all voting and consensual rights pertaining to the Pledged Shares and to receive ordinary cash dividends thereon (which dividends shall not constitute Collateral); provided that the Guarantor shall not exercise any such rights or take any action in any manner that would impair the Pledged Shares or the Beneficiary’s rights hereunder. Upon the occurrence and during the continuance of an Event of Default, all such rights shall vest automatically in the Beneficiary, and all dividends, distributions and other payments on the Pledged Shares shall be paid to the Beneficiary as Collateral.

Section 6.05 Application of Proceeds. The net proceeds of any sale, foreclosure, collection, or other realization upon the Collateral (after deduction of all reasonable costs, expenses, fees, commissions, taxes and attorneys’ fees incurred by the Beneficiary) shall be applied: first, to the payment of any unpaid Mandatory Default Amount and default-rate dividends; second, to all liquidated damages, late charges, and default interest; third, to the unpaid Redemption Amount; fourth, to all other Guaranteed Obligations; and fifth, any surplus to the Guarantor or as a court of competent jurisdiction may direct.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations and Warranties of the Guarantor. The Guarantor represents and warrants to the Beneficiary that:

(a)	This Agreement has been duly executed and delivered by the Guarantor and constitutes the legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time relating to or affecting the enforceability of creditors’ rights generally and general principles of equity. The Guarantor has full legal capacity, power and authority to execute, deliver, undertake and perform the obligations contemplated by this Agreement.

(b)	The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated herein will not conflict with or violate or constitute a default under any contract, agreement, order, judgment, decree or other instrument to which the Guarantor is a party or by which the Guarantor or the Pledged Shares are bound.

(c)	No consent, approval or authorization of or designation, declaration or filing with any person, entity or governmental authority on the part of the Guarantor is required in connection with the execution and delivery of this Agreement or the performance by the Guarantor of its obligations hereunder, other than such filings as may be required under applicable securities laws or Nasdaq Listing Rules.

(d)	The Guarantor is the sole legal and beneficial owner of the Pledged Shares, free and clear of all liens, encumbrances, security interests, options, claims, charges and restrictions of any nature whatsoever (other than restrictions under applicable securities laws and, if applicable, the Company’s equity incentive plans), and no other person has any right in or to (including, without limitation, as a security interest) the Pledged Shares. The Pledged Shares constitute all shares of common stock of the Company owned by the Guarantor as of the date hereof.

(e)	The Pledged Shares have been duly authorized and validly issued, and are fully paid and non-assessable. The Guarantor has good and marketable title to the Pledged Shares.

(f)	The Guarantor is not in violation of any applicable securities laws in connection with the pledge of the Pledged Shares or the transactions contemplated hereby. The Guarantor has made all filings required under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, in connection with the Guarantor’s ownership of the Pledged Shares, and such filings were true, complete and correct in all material respects as of the date of filing.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnification by Guarantor. The Guarantor agrees to indemnify, defend and hold the Beneficiary and its directors, officers, employees, representatives, agents, successors and assigns (collectively, the “Beneficiary Indemnified Parties”) harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys’ fees and costs) incurred or suffered by the Beneficiary Indemnified Parties resulting from or arising out of (i) any breach of a representation or warranty made by the Guarantor in or pursuant to this Agreement, or (ii) any breach of the covenants or agreements made by the Guarantor in this Agreement; provided, however, that the Guarantor’s aggregate liability under this Section shall be limited to and recoverable solely from the Collateral and the proceeds thereof, consistent with the limited recourse provisions of Section II.2. The terms of this provision shall survive any termination of this Agreement.

ARTICLE IX

FURTHER ASSURANCES

Section 9.01 Further Assurances. Each party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement or the transactions contemplated herein. This provision shall survive the termination of this Agreement. The parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with the requirements of law and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the parties.

ARTICLE X

ENTIRE AGREEMENT

Section 10.01 Entire Agreement. This Agreement, the Purchase Agreement, the Certificate of Designation and the other documents contemplated hereby or thereby or incorporated herein or therein by reference, constitute the final written expression of all of the agreements between the parties, and are the complete and exclusive statement of the terms thereof with respect to the subject matter herein, which supersede all prior and contemporaneous agreements, representations and understandings of the parties.

ARTICLE XI

MODIFICATIONS AND WAIVERS

Section 11.01 Modifications and Waivers. This Agreement may be amended, modified, terminated or otherwise changed only upon the written consent of all of the parties hereto.

ARTICLE XII

COUNTERPARTS

Section 12.01 Counterparts; Delivery of Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; the counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

ARTICLE XIII

GOVERNING LAW; JURISDICTION

Section 13.01 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflicts of law principles.

Section 13.02 Jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such New York court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

ARTICLE XIV

ATTORNEYS’ FEES

Section 14.01 Attorneys’ Fees. Should any party reasonably retain counsel for the purpose of enforcing or preventing breach of any provision of this Agreement, including instituting any action or proceeding to enforce any provision of this Agreement, for damages by reason of any alleged breach of any provision of this Agreement, for a declaration of such party’s rights or obligations under this Agreement, or for any other judicial remedy, then, if the matter is settled by judicial determination or arbitration, the prevailing party (whether at trial, on appeal, or arbitration) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred, including reasonable attorneys’ fees and costs for services rendered to the prevailing party or parties.

ARTICLE XV

MISCELLANEOUS

Section 15.01 Representation. BY EXECUTING THIS AGREEMENT, EACH PARTY ACKNOWLEDGES THAT IT HAS HAD THE ABILITY AND OPPORTUNITY (WHETHER OR NOT TAKEN) TO SECURE THE ADVICE OF INDEPENDENT LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT TO THE ADVISABILITY OF EXECUTING AND ENTERING INTO THIS AGREEMENT AND THE LEGAL EFFECT OF ANY PROVISION OF THIS AGREEMENT. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.

Section 15.02 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served if sent by electronic mail transmission, delivered by messenger, overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, and addressed or sent to the party’s address, as set forth below or as amended in accordance with this Section. Such notice shall be effective, (a) if delivered by messenger or by overnight courier, upon actual receipt (or if the date of actual receipt is not a business day, upon the next business day); (b) if sent by electronic mail transmission, upon electronic confirmation of successful transmission (or if the time of such electronic confirmation of successful transmission is later than 5:00 p.m. Eastern time on a business day (or reflects delivery on a non-business day), upon the next business day); or (c) if mailed, upon the earlier of (i) three (3) business days after deposit in the mail; or (ii) the delivery as shown by return receipt therefor. Any party may change its address by giving advance written notice complying with this Section to the other parties hereto.

If to the Guarantor, to:	With a copy to (which shall not constitute notice):

William E. Kerby [*] Email: [*]	[*]

If to the Beneficiary, to:	With a copy to (which shall not constitute notice):

[*] [*] Email: [*]	[*]

Section 15.03 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

Section 15.04 Waiver of Jury Trial. THE GUARANTOR AND THE BENEFICIARY HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE OBLIGATIONS HEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH PARTY REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

Section 15.05 Assignment; Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Guarantor without the prior written consent of the Beneficiary. The Beneficiary may assign its rights hereunder to any transferee or assignee of the Preferred Shares in accordance with the Purchase Agreement. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

Section 15.06 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and paragraphs shall, unless otherwise provided, refer to sections and paragraphs hereof.

Section 15.07 Recitals. The parties expressly acknowledge and agree that the recitals set forth at the beginning of this Agreement are true and correct and by this reference are incorporated into the body of this Agreement.

Section 15.08 Termination of Agreement. This Agreement shall automatically terminate and be of no further force or effect when the Redemption Amount and all accrued and unpaid dividends thereon have been paid in full and all Obligations have been indefeasibly discharged, or upon the conversion of all outstanding Preferred Shares in accordance with the Certificate of Designation such that no Redemption Amount remains outstanding. In such event, and at the request of the Guarantor, the Beneficiary shall promptly execute and deliver to the Guarantor a document confirming the termination of this Agreement and the release of the Collateral.

[Signature Page Follows]

The parties have entered into this Guarantee and Pledge Agreement as of the date first written above.

GUARANTOR / PLEDGOR:

William E. Kerby

PLEDGEE / BENEFICIARY: [*]

By:
Name:	[*]
Title:	[*]

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